Exhibit 1A-2A

   Delaware The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “AVIATION MINING SOLUTIONS, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF JULY, A.D. 2018, AT 1:39 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS. 6961458 8100 Authentication: 203010565 SR# 20185497308 Date: 07-05-18 You may verify this certificate online at corp.delaware.gov/authver.shtml State of Delaware Secretary of State Division of Corporations Delivered 01:39 PM 07/03/2018 FILED 01:39 PM 07/03/2018 SR 20185497308 - File Number 6961458 CERTIFICATE OF INCORPORATION OF AVIATION MINING SOLUTIONS, INC. ARTICLE I The name of this corporation is AVIATION MINING SOLUTIONS, INC. (the "Corporation"). ARTICLE II A. The address of the Corporation's registered office in the State of Delaware is 3500 South DuPont Highway in the City of Dover, County of Kent, Zip Code 19901. The name of the Corporation's registered agent at such address is Incorporating Services, Ltd. B. The name and mailing address of the incorporator of the Corporation is: John Hudnall 170 S. William Dillard Dr., Ste. 1-100 Gilbert, AZ, 85233, USA ARTICLE III The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. ARTICLE IV A. The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 120,000,000 shares, of which 20,000,000 shares shall be shares of preferred stock, par value of $.0001 per share ("Preferred Stock"), and 100,000,000 shares shall be shares of common stock, par value of $.0001 per share ("Common Stock"). (1) Preferred Stock. The designations, preferences, limitations, restrictions, and relative rights of any additional classes of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the General Corporation Law of Delaware by the board of directors of the Corporation ("Board of Directors"). Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power. (2) Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by this certificate of incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock. B. Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine. C. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation. D. Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable. E. The Board of Directors shall have the authority to impose restrictions upon the transfer of the capital stock of the Corporation as it deems necessary in the best interests of the corporation or as required by law. ARTICLE V Except as otherwise provided in this certificate of incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation. ARTICLE VI The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. ARTICLE VII Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. ARTICLE VIII Meeting of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation. ARTICLE IX A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal 2

Delaware The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “AVIATION MINING SOLUTIONS, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF JULY, A.D. 2018, AT 1:39 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS. 6961458 8100 Authentication: 203010565 SR# 20185497308 Date: 07-05-18 You may verify this certificate online at corp.delaware.gov/authver.shtml State of Delaware Secretary of State Division of Corporations Delivered 01:39 PM 07/03/2018 FILED 01:39 PM 07/03/2018 SR 20185497308 - File Number 6961458 CERTIFICATE OF INCORPORATION OF AVIATION MINING SOLUTIONS, INC. ARTICLE I The name of this corporation is AVIATION MINING SOLUTIONS, INC. (the "Corporation"). ARTICLE II A. The address of the Corporation's registered office in the State of Delaware is 3500 South DuPont Highway in the City of Dover, County of Kent, Zip Code 19901. The name of the Corporation's registered agent at such address is Incorporating Services, Ltd. B. The name and mailing address of the incorporator of the Corporation is: John Hudnall 170 S. William Dillard Dr., Ste. 1-100 Gilbert, AZ, 85233, USA ARTICLE III The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. ARTICLE IV A. The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 120,000,000 shares, of which 20,000,000 shares shall be shares of preferred stock, par value of $.0001 per share ("Preferred Stock"), and 100,000,000 shares shall be shares of common stock, par value of $.0001 per share ("Common Stock"). (1) Preferred Stock. The designations, preferences, limitations, restrictions, and relative rights of any additional classes of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the General Corporation Law of Delaware by the board of directors of the Corporation ("Board of Directors"). Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power. (2) Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by this certificate of incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock. B. Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine. C. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation. D. Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable. E. The Board of Directors shall have the authority to impose restrictions upon the transfer of the capital stock of the Corporation as it deems necessary in the best interests of the corporation or as required by law. ARTICLE V Except as otherwise provided in this certificate of incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation. ARTICLE VI The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. ARTICLE VII Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. ARTICLE VIII Meeting of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation. ARTICLE IX A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal 2 liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. No act, contract, or other transaction between the Corporation and one or more of its directors, officers, or employees, or between the Corporation and any corporation or association of which one or more of this Corporation's officers, directors, or employees are in any way interested, shall be affected or invalidated in any way because of such fact; provided, that such fact shall have been known to or disclosed to the Board of Directors of the Corporation prior to its authorization of such act, contract or other transaction. Any director or directors of the Corporation so interested may be present and may be counted in determining the existence of a quorum at any meeting of the Board of Directors which authorized or ratified such act, contract, or other transaction, and such director or directors may vote thereat with like force and effect as if they were not interested. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification. ARTICLE X To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise peimitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others. Any amendment, repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification. ARTICLE XI The Corporation reserves the ght to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. 3 THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of folining a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of Delaware, does make and file this certificate of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set the incorporator's hand this 26th day of June, 2018, /s/ John Hudnall John Hudnall, Incorporator 4